Exhibit 99.1
BOB CHAPEK NAMED CHIEF EXECUTIVE OFFICER OF
THE WALT DISNEY COMPANY
Robert A. Iger Assumes Role of Executive Chairman through 2021
Mr. Iger Will Direct the Company’s Creative Endeavors
Mr. Chapek Brings 27 Years of Successful Leadership Experience across Disney’s
Parks, Consumer Products and Studio Businesses

BURBANK, Calif., February 25, 2020—The Walt Disney Company (NYSE: DIS) Board of Directors announced today that Bob Chapek has been named Chief Executive Officer, The Walt Disney Company, effective immediately. Mr. Chapek most recently served as Chairman of Disney Parks, Experiences and Products.
Robert A. Iger assumes the role of Executive Chairman and will direct the Company’s creative endeavors, while leading the Board and providing the full benefit of his experience, leadership and guidance to ensure a smooth and successful transition through the end of his contract on Dec. 31, 2021.
“With the successful launch of Disney’s direct-to-consumer businesses and the integration of Twenty-First Century Fox well underway, I believe this is the optimal time to transition to a new CEO,” Mr. Iger said. “I have the utmost confidence in Bob and look forward to working closely with him over the next 22 months as he assumes this new role and delves deeper into Disney’s multifaceted global businesses and operations, while I continue to focus on the Company’s creative endeavors.”
Mr. Iger added: “Bob will be the seventh CEO in Disney’s nearly 100-year history, and he has proven himself exceptionally qualified to lead the Company into its next century. Throughout his career, Bob has led with integrity and conviction, always respecting Disney’s rich legacy while at the same time taking smart, innovative risks for the future. His success over the past 27 years reflects his visionary leadership and the strong business growth and stellar results he has consistently achieved in his roles at Parks, Consumer Products and the Studio. Under Bob’s leadership as CEO, our portfolio of great businesses and our amazing and talented people will continue to serve the Company and its shareholders well for years to come.”
“I am incredibly honored and humbled to assume the role of CEO of what I truly believe is the greatest company in the world, and to lead our exceptionally talented and dedicated cast members and employees,” Mr. Chapek said. “Bob Iger has built Disney into the most admired and successful media and entertainment company, and I have been lucky to enjoy a front-row seat as a member of his leadership team. I share his commitment to creative excellence, technological innovation and international expansion, and I will continue to embrace these same strategic pillars going forward. Everything we have achieved thus far serves as a solid foundation for further creative storytelling, bold innovation and thoughtful risk-taking.”
Susan Arnold, independent Lead Director of the Disney Board, said, “The Board has been actively engaged in succession planning for the past several years, and after consideration of internal and external candidates, we unanimously elected Bob Chapek as the next CEO of The Walt Disney Company. Mr. Chapek has shown outstanding leadership and a proven ability to deliver strong results across a wide array of businesses, and his tremendous understanding of the breadth and depth of the Company and appreciation for the special connection between Disney and its consumers makes him the perfect choice as the next CEO.
“Mr. Chapek will also benefit from the guidance of one of the world’s most esteemed and successful business leaders, Bob Iger,” Ms. Arnold continued. “Over the past 15-plus years as CEO, Mr. Iger has transformed The Walt Disney Company, building on the Company’s history of great storytelling with the acquisitions of Pixar, Marvel, Lucasfilm and Twenty-First Century Fox and increasing the Company’s market capitalization fivefold. Disney has reached unparalleled financial and creative heights thanks to Mr. Iger’s strong leadership and clear strategic vision. We believe Mr. Chapek’s leadership and commitment to this strategy will ensure that the Company continues to create significant value for our shareholders in the years ahead.”
In Mr. Chapek’s new role as CEO, he will directly oversee all of the Company’s business segments and corporate functions. Mr. Chapek will report to the Executive Chairman, Mr. Iger, and the Board of Directors. He will be appointed to the Board at a later date. A new head of Disney Parks, Experiences and Products will be named at a future time.
Mr. Chapek served as Chairman of Disney Parks, Experiences and Products since the segment’s creation in 2018, and prior to that was Chairman of Walt Disney Parks and Resorts since 2015.
As Chairman of Disney Parks, Experiences and Products, Mr. Chapek oversaw the Company’s largest business segment, with operations around the globe and more than 170,000 employees worldwide. The segment includes Disney’s iconic travel and leisure businesses, encompassing six resort destinations in the United States, Europe and Asia, a top-rated cruise line, a popular vacation ownership program, and an award-winning guided family adventure business. Disney’s global consumer products operations include the world’s leading licensing business across toys, apparel, home goods, digital games and apps, the world’s largest children’s print publisher, Disney store locations around the world, and the shopDisney e-commerce platform.
During his tenure at the Parks segment, Mr. Chapek oversaw the opening of Disney’s first theme park and resort in mainland China, Shanghai Disney Resort; the addition of numerous guest offerings across Disney’s six resort destinations in the U.S., Europe and Asia, including the creation of the new Star Wars: Galaxy’s Edge lands at Disneyland and Walt Disney World and the addition of Marvel-inspired attractions around the globe; and the expansion of Disney Cruise Line with the announced construction of three new ships.
From 2011 to 2015, Mr. Chapek was President of the former Disney Consumer Products segment, where he drove the technology-led transformation of the Company’s consumer products, retail and publishing operations. Prior to that, he served as President of Distribution for The Walt Disney Studios and was responsible for overseeing the Studios’ overall content distribution strategy across multiple platforms including theatrical exhibition, home entertainment, pay TV, digital entertainment and new media. He also served as President of Walt Disney Studios Home Entertainment, where he spearheaded the successful “vault strategy” for the Company’s iconic films and transformed the primary format of home entertainment from DVD to Blu-ray.
Before joining Disney in 1993, Mr. Chapek worked in brand management at H.J. Heinz Company and in advertising at J. Walter Thompson.
Mr. Chapek earned a B.S. in Microbiology at Indiana University Bloomington and an MBA from Michigan State University.
Investor Conference Call:
Disney will conduct an investor conference call at approximately 4:30 p.m. EST / 1:30 p.m. PST today, Tuesday, February 25, 2020. To listen to the live webcast, please visit www.disney.com/investors. The webcast presentation will be archived.
Forward-Looking Statements:
Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements such as expectations for future performance, transition or shareholder value and other statements that are not statements of historical fact. These statements are often characterized by terminology such as “will,” “believe,” “expect” and similar expressions. These statements are made based on views and assumptions as of the time made and the Company does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, integration initiatives and timing of synergy realization) or other business decisions, as well as from developments beyond the Company’s control, including:
•changes in domestic and global economic conditions, competitive conditions and consumer preferences;
•adverse weather conditions or natural disasters;

•health concerns;
•international, regulatory, political, or military developments;
•technological developments; and
•labor markets and activities.
Such developments may affect entertainment, travel and leisure businesses generally and may, among other things, affect:
•the performance of the Company’s theatrical and home entertainment releases;
•the advertising market for broadcast and cable television programming;
•demand for our products and services;
•construction;
•expenses of providing medical and pension benefits;
•income tax expense;
•performance of some or all company businesses either directly or through their impact on those who distribute our products; and
•achievement of anticipated benefits of the TFCF transaction.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 28, 2019 under Item 1A, “Risk Factors,” Item 7, “Management’s Discussion and Analysis,” Item 1, “Business,” and subsequent reports.
Contacts:
Zenia Mucha
Corporate Communications
(818) 560-5300
Lowell Singer
Investor Relations
(818) 560-6601
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